Exhibit 99.1

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

Statutory Statements of Admitted Assets, Liabilities and Capital and Surplus

(Amounts in millions, except per share amounts)

(Unaudited)

As of June 30, 2006
Admitted Assets
Investments:
Bonds	$5,253.2
Preferred stocks	2.1
Mortgage loans	1,238.3
Real estate	3.1
Policy loans	164.9
Cash and short-term investments	192.0
Other invested assets	66.8
Receivable for securities	8.3

Total cash and invested assets	6,928.7

Reinsurance ceded	15.9
Deferred income taxes	45.0
Guaranty association assessments	4.2
Premiums and accounts receivable	6.7
Investment income due and accrued	66.4
Receivable from parent, subsidiaries, and affiliates	20.6
Receivable for unredeemed mortality and expense fees	0.4
Separate account assets	9,642.0
Other assets	9.5

Total admitted assets	$16,739.4

Liabilities and Capital and Surplus
Liabilities:
Aggregate reserves - life and annuity contracts	$4,959.0
Aggregate reserves - accident and health policies	18.1
Liability for deposit-type contracts	274.1
Liability for policy and contract claims	55.6
Premiums and annuity considerations received in advance	1.2
Interest maintenance reserve	60.2
Commissions payable	2.4
General expenses due and accrued	21.1
Transfers from separate accounts due and accrued	(135.8)
Taxes, licenses and fees due and accrued	1.5
Amount withheld or retained by company as agent or trustee	6.2
Remittances and items not allocated	33.0
Asset valuation reserve	61.1
Payable to parent, subsidiary and affiliates	4.5
Funds held under coinsurance	1,176.2
Other liabilities	39.0
Separate account liabilities	9,620.7

Total liabilities	16,198.1

Capital and surplus:
Common stock, Class A ($1,000 par value. Authorized 50,000 shares; issued and outstanding 25,651 shares)	25.7
Preferred stock ($1,000 par value, $1,000 redemption and liquidation value. Authorized 200,000 shares; issued and outstanding 120,000 shares)	120.0
Paid-in surplus	189.5
Unassigned surplus	206.1

Total capital and surplus	541.3

Total liabilities and capital and surplus	$16,739.4

These quarterly financial statements should be read in conjunction with the audited statutory financial statements and related notes of Genworth Life and Annuity Insurance Company for the years ended December 31, 2005 and 2004.

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

Statutory Statements of Summary of Operations

(Amounts in millions)

(Unaudited)

	Six months ended June 30,
	2006	2005
Revenues:
Premiums and annuity considerations	$1,037.8	$655.4
Considerations for supplementary contracts with life contingencies	2.8	2.0
Investment income	191.8	196.4
Amortization of interest maintenance reserve	10.0	13.1
Separate accounts net gain from operations	—	11.6
Commission and expense allowances on reinsurance ceded	40.1	32.0
Income from fees associated with investment management, administration, and contract guarantees from separate accounts	7.1	16.4
Other	0.5	0.2

Total revenues	1,290.1	927.1

Benefits:
Death benefits	70.0	76.2
Annuity benefits	30.8	23.3
Disabilitiy benefits and benefits under accident and health policies	30.9	30.4
Surrender benefits and other fund withdrawals	615.7	1,140.1
Interest and adjustments on policy or deposit-type contract funds	4.9	2.6
Payments on supplementary contracts with life contingencies	2.1	2.0
Decrease in aggregate reserves - life and accident and health	(424.4)	(893.9)

Total benefits	330.0	380.7

Expenses:
Commissions	74.4	52.9
General insurance expenses	53.8	39.3
Insurance taxes, licenses and fees	4.3	5.7
Net transfer to separate accounts	767.3	378.0
Other expenses	(0.9)	(0.5)

Total expenses	898.9	475.4

Total benefits and expenses	1,228.9	856.1

Income before federal income taxes and realized capital losses	61.2	71.0

Federal income tax provision	—	5.2

Income before realized capital losses	61.2	65.8

Realized capital losses, net	(0.5)	(3.1)

Net income	$60.7	$62.7

These quarterly financial statements should be read in conjunction with the audited statutory financial statements and related notes of Genworth Life and Annuity Insurance Company for the years ended December 31, 2005 and 2004.

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

Statutory Statements of Changes in Capital and Surplus

(Amounts in millions)

(Unaudited)

	Common stock	Preferred stock	Paid-in surplus	Unassigned surplus	Total
Balances as of December 31, 2004	$25.7	$120.0	$189.5	$482.3	$817.5
Net income	—	—	—	62.7	62.7
Change in net unrealized capital gains (losses)	—	—	—	8.0	8.0
Change in net deferred income tax	—	—	—	(9.2)	(9.2)
Change in nonadmitted assets	—	—	—	5.6	5.6
Change in asset valuation reserve	—	—	—	3.3	3.3
Change in surplus as a result of reinsurance	—	—	—	(19.5)	(19.5)
Prior period adjustment				(10.4)	(10.4)

Balances as of June 30, 2005	$25.7	$120.0	$189.5	$522.8	$858.0

	Common stock	Preferred stock	Paid-in surplus	Unassigned surplus	Total
Balances as of December 31, 2005	$25.7	$120.0	$189.5	$140.8	$476.0
Net income	—	—	—	60.7	60.7
Change in net unrealized capital gains (losses)	—	—	—	0.7	0.7
Change in net deferred income tax	—	—	—	(13.0)	(13.0)
Change in nonadmitted assets	—	—	—	30.6	30.6
Change in surplus in separate account statement	—	—	—	2.0	2.0
Change in asset valuation reserve	—	—	—	4.3	4.3
Change in surplus as a result of reinsurance	—	—	—	(20.0)	(20.0)

Balances as of June 30, 2006	$25.7	$120.0	$189.5	$206.1	$541.3

These quarterly financial statements should be read in conjunction with the audited statutory financial statements and related notes of Genworth Life and Annuity Insurance Company for the years ended December 31, 2005 and 2004.

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

Statutory Statements of Cash Flows

(Amounts in millions)

(Unaudited)

	Six months ended June 30,
	2006	2005
Cash from operations:
Premiums collected net of reinsurance	$1,044.0	$658.4
Net investment income	189.0	209.3
Miscellaneous income	28.4	29.2

Total	1,261.4	896.9

Benefit and loss related payments	771.2	1,279.2
Net transfers to separate, segregated accounts, and protected cell accounts	793.5	408.6
Commissions, expenses paid, and aggregate write-ins for deductions	130.3	103.5
Federal and foreign income income taxes paid, net tax on capital gains	—	—

Total	1,695.0	1,791.3

Net cash applied to operations	(433.6)	(894.4)

Cash from investments:
Proceeds from investments sold, matured, or repaid:
Bonds	901.1	1,235.7
Stocks	1.6	—
Mortgage loans	62.7	161.2
Other invested assets	5.6	3.9
Miscellaneous proceeds	0.5	1.1

Total investment proceeds	971.5	1,401.9

Cost of investments acquired (long-term only):
Bonds	1,237.7	443.9
Mortgage loans	299.8	45.8
Other invested assets	0.1	0.9
Miscellaneous applications	12.2	53.4

Total investment acquired	1,549.8	544.0

Net change in policy loans and premium notes	6.6	3.1

Net cash provided by (applied to) investments	(584.9)	854.8

Cash from financing and miscellaneous sources:
Cash provided (applied):
Borrowed funds	—	(10.7)
Net deposits on deposit-type contracts and other insurance liabilities	984.4	(2.2)
Other cash applied	(75.0)	92.6

Net cash provided by financing and miscellaneous sources	909.4	79.7

Reconciliation of cash and short-term investments:
Net change in cash and short-term investments	(109.1)	40.1

Cash and short-term investments at beginning of period	301.1	35.0

Cash and short-term investments at end of period	$192.0	$75.1

These quarterly financial statements should be read in conjunction with the audited statutory financial statements and related notes of Genworth Life and Annuity Insurance Company for the years ended December 31, 2005 and 2004.